UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 31, 2020

COTY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 1, 2020, Coty Inc. (NYSE: COTY) (the “Company” or “Coty”) entered into definitive agreements with Coty International Holding B.V., a private limited liability company organized under the laws of the Netherlands (“Coty International”), and Rainbow UK Bidco Limited, a private limited company incorporated under the laws of England and Wales (“Purchaser”) and an affiliate of funds and/or separately managed accounts advised and/or managed by Kohlberg Kravis Roberts & Co. L.P. and its affiliates, regarding the acquisition of Waves UK Divestco Limited, a private limited company incorporated under the laws of England and Wales and an indirect subsidiary of Coty International (“Newco”), pursuant to which and subject to the terms and conditions therein, (1) the Company will transfer its Professional Beauty (including Professional Hair, OPI and ghd) and Retail Hair businesses, which for the avoidance of doubt shall include the professional and Wella retail hair businesses in Brazil but exclude the Brazilian consumer beauty business (the “Professional Beauty Business”) to Newco (the “Separation”) and (2) following the Separation, the Company shall directly or indirectly, sell all of the ordinary shares, par value $0.01, of Newco (the “Newco Shares”) to Purchaser (the “Sale” and together with the Separation, the “Transactions”) for a combination of cash and stock in Purchaser’s parent company, Rainbow JVCo Limited, a company incorporated under the laws of Jersey (“JVCo”). Following the Sale, Purchaser will hold approximately 60% of the ordinary shares of JVCo (the “JVCo Shares”) and the Company will, directly or indirectly, hold approximately 40% of the JVCo Shares.

Separation Agreement

On June 1, 2020, the Company, Coty International, Newco and Purchaser entered into a Separation Agreement (the “Separation Agreement”). The Separation Agreement sets forth the terms and conditions on which the Professional Beauty Business will be separated from Coty and its subsidiaries (the “Coty Group”).

Pursuant to the terms and subject to the conditions set forth in the Separation Agreement, the Professional Beauty Business will be separated from the Coty Group by way of the transfer to Newco of certain entities that either: (i) currently conduct the Professional Beauty Business; or (ii) will, prior to completion of the Sale (“Completion”), acquire the local Professional Beauty Business of another member of the Coty Group.

The Separation Agreement also sets forth the terms of the aforementioned transfers, including the obligations of the parties in connection with those transfers, including to seek consents of third parties where applicable. The Separation Agreement provides for the establishment of transitional arrangements, including transitional arrangements pursuant to which the Coty Group members may continue to act as the transacting entities for the Professional Beauty Business, for a period not to exceed 24 months following Completion, subject to extension for a period of up to three months for certain transitional arrangements.

Subject to the terms and conditions of the Separation Agreement, all of the assets and liabilities of the Coty Group other than the assets and liabilities of the Professional Beauty Business will be retained by or transferred to Coty or a member of the Coty Group.

Pursuant to the terms and subject to the conditions set forth in the Separation Agreement, the parties agreed to establish a separation committee (the “Separation Committee”) to oversee the Separation. The Separation Committee is formed of two members, one appointed by each of Coty International and Purchaser. Decisions of the Separation Committee are made on a unanimous basis, subject to an escalation procedure in the event that the Separation Committee is unable to reach unanimous agreement on a matter within 10 business days of first considering the relevant matter.

The Separation Agreement governs certain aspects of the relationship between the Company, Coty International, Newco and Purchaser after Completion, including provisions with respect to release of claims, indemnification, access to financial and other information and access to and the provision of records. Following Completion, the parties will have mutual ongoing indemnification obligations with respect to certain liabilities related to the Professional Beauty Business and the Coty Group’s remaining business, respectively.

The foregoing description of the Separation Agreement and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Separation Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Sale and Purchase Agreement

On June 1, 2020, the Company entered into a Sale and Purchase Agreement with Coty International and Purchaser (the “Purchase Agreement”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Coty International will sell to Purchaser a 100% interest in the Company’s Professional Beauty Business with the acquisition to be effected through the purchase of all of the Newco Shares, for an enterprise value of $4.3 billion on a debt free, cash free basis. The purchase price will be subject to customary post-Completion adjustments for working capital, cash and indebtedness.

The Company and Coty International make certain customary warranties and covenants in the Purchase Agreement, including, among other things, covenants by the Company not to take certain actions prior to Completion without the prior approval of Purchaser, and shall consult with the Purchaser prior to taking any material steps in response to COVID-19. Further, the Company guarantees the performance of the obligations of Coty International under the Purchase Agreement on the terms set forth therein.

Each party’s obligation to consummate the transactions contemplated under the Purchase Agreement is subject to certain conditions specified therein, including (i) approval by the European Commission under applicable European merger control regulations; (ii) approval or termination of any applicable waiting period pursuant to the competition laws in certain additional countries; (iii) approval by the Treasurer of the Commonwealth of Australia under applicable Australian foreign investment laws; and (iv) delivery of the separation notice to Purchaser in accordance with the Separation Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Separation Agreement and the Purchase Agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about Coty, Purchaser, JVCo or Newco. The representations, warranties, covenants and agreements contained in the Purchase Agreement were made only for purposes of the Purchase Agreement, as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Separation Agreement and the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the respective dates of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Shareholders’ Agreement

Immediately following Completion (the “Effective Time”), the Company, Coty International (together with the Company, the “Coty Shareholder”), JVCo, Rainbow Capital Group Limited, a company incorporated under the laws of Jersey (“KKR”), and Purchaser will enter into a Shareholders’ Agreement (the “Shareholders’ Agreement”), which will govern certain rights and obligations of the Coty Shareholder and KKR as holders of the JVCo Shares and the affairs of JVCo and the subsidiaries of JVCo (the “JVCo Group”).

The parties shall be subject to certain restrictions on transfer. During the three-year period following the Effective Time, KKR shall not, subject to certain exceptions, transfer any JVCo Shares to any other person or group. During the four-year period following the Effective Time, the Coty Shareholder shall not, subject to certain exceptions, transfer any JVCo Shares to any other person or group.

Following the third anniversary of the Effective Time, KKR may initiate an exit process including a sale and/or an initial public offering of the JVCo Group. Following the sixth anniversary of the Effective Date, the Coty Shareholder will have the right to demand that the JVCo undertake an initial public offering of the JVCo Group provided that the Coty Shareholder or any of its affiliates at such time owns JVCo Shares representing at least 15% of the issued and outstanding JVCo Shares. The Coty Shareholder’s holding of the issued and outstanding JVCo Shares shall at all times be deemed to remain at 40% for the purposes of determining Coty Shareholder’s governance rights and its rights to demand an initial public offering, and shall only be reduced by the transfer of securities by the Coty Shareholder to persons other than those permitted under the Shareholders’ Agreement. KKR will have the right to control the initial public offering process, subject to consultation with the Coty Shareholder.

Following the third anniversary of the Effective Date if: (i) KKR proposes to transfer a controlling interest in JVCo to a third party, KKR may require the Coty Shareholder to transfer all of its interest in JVCo to such third party on the same economic terms; and (ii) KKR proposes to transfer any interest in JVCo to a third party, then the Coty Shareholder will have the right to sell a pro-rata portion of its interests in JVCo to such third party on the same economic terms.

Pursuant to the Shareholders’ Agreement, for as long as the Coty Shareholder maintains certain specified minimum levels of ownership in JVCo, the Coty Shareholder will have consent rights with respect to certain corporate actions proposed to be taken by JVCo Group. These consent rights become more limited to the extent that the Coty Shareholder reduces its level of ownership in JVCo through the transfer of shares to other third parties.

Pursuant to the Shareholders’ Agreement, the Coty Shareholder and KKR will each be entitled to appoint directors to the board of directors of the Purchaser (the “Bidco Board”), which shall be the controlling board of the JVCo Group, and the boards of the JVCo Group. The Coty Shareholder and KKR shall have board voting rights proportional to their respective ownership percentage of the JVCo Shares. Initially, the Coty Shareholder will be entitled to designate two directors to the Bidco Board.

The initial Chief Executive Officer and Chief Financial Officer of the JVCo Group will be mutually agreed upon by the Coty Shareholder and KKR. Thereafter, (i) KKR will, in consultation with the Coty Shareholder, have the right to designate any subsequent Chief Executive Officer of the JVCo Group; and (ii) the Bidco Board will appoint any subsequent Chief Financial Officer, following consultation with each of the Coty Shareholder and KKR.

The Coty Shareholder and KKR agree that for as long as they and their affiliates hold securities in the JVCo and for a period of 2 years after they cease to hold such securities, each of them will not compete with any business carried on by the JVCo Group as of the date of Completion, within the territory in which the JVCo Group carries on its business as of the date of Completion, subject to certain exceptions.

In the event that: (i) the Coty Shareholder or KKR (the “Acquiring Shareholder”) propose to acquire a business, 50% or less of the activities of which compete with the JVCo Group, the Coty Shareholder is not required to offer the opportunity to the JVCo Group, but following the acquisition of the business, it shall first offer the division of such business which competes with the JVCo Group (the “Competing Division”) to the JVCo Group and if the JVCo Group does not elect to acquire the Competing Division, the Acquiring Shareholder shall use commercially reasonable best efforts to divest the Competing Division within 12 months of the acquisition; or (ii) the Acquiring Shareholder proposes to acquire a business, more than 50% of the activities of which compete with the JVCo Group, it shall first offer the opportunity to the JVCo Group and in the event that the JVCo Group does not elect to pursue the opportunity, the Acquiring Shareholder can acquire the business and will be required to first offer the Competing Division to the JVCo Group and if the JVCo Group does not elect to acquire the Competing Division, the Acquiring Shareholder shall use commercially reasonable best efforts to divest the Competing Division within 12 months of the acquisition.

The Shareholders’ Agreement will terminate upon (i) the written agreement of the Coty Shareholder and KKR; (ii) the date neither the Coty Shareholder or KKR is any longer a shareholder of JVCo; (iii) the date on which JVCo ceases to have any indirect voting rights in Waves UK Divestco Limited; (iv) the date of completion of a sale or initial public offering of a member of the JVCo Group; and (v) the date of the dissolution of JVCo.

A copy of the Shareholders’ Agreement will be publicly filed upon the execution of the Shareholders’ Agreement immediately following Completion.

Amendment to Investment Agreement

As previously disclosed, on May 11, 2020, the Company entered into an Investment Agreement (the “Investment Agreement”) with KKR Rainbow Aggregator L.P., a Delaware limited partnership (the “Investor”), relating to the issuance and sale by the Company to the Investor of up to 1,000,000 shares of the Company’s new Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), for an aggregate purchase price of up to $1 billion, or $1,000.00 per share (the “Issuance”). Pursuant to the Investment Agreement, the Issuance shall be issued in two tranches: (i) an initial issuance of 750,000 shares of Series B Preferred Stock (the “Initial Issuance”) and (ii) a subsequent issuance of 250,000 shares of Series B Preferred Stock (the “Second Issuance”), which is conditioned on the execution and delivery of a definitive purchase agreement between the Company and the Investor or certain of its affiliates, pursuant to which the Investor or its affiliates shall purchase a controlling interest in a newly formed entity that, at the time of consummation of the acquisition, will own all or substantially all of the Professional Beauty Business (the “Wella Condition”). As previously disclosed, the closing of the Initial Issuance occurred on May 26, 2020.

On June 1, 2020, the Company and the Investor entered into an amendment to the Investment Agreement (the “Investment Agreement Amendment”). Pursuant to the Investment Agreement Amendment, the parties have agreed that (i) the Wella Condition was satisfied upon the entry into the Purchase Agreement (as described above) and (ii) the closing of the Second Issuance will take place on July 31, 2020.

The foregoing description of the Investment Agreement Amendment and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Investment Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On May 31, 2020, the Board appointed Peter Harf, age 74, to the position of Chairman and Chief Executive Officer of the Company, effective immediately. Mr. Harf will serve in such position until he resigns or is terminated or replaced by a duly authorized action of the Board. Other than the continued vesting of outstanding equity awards previously granted to Mr. Harf, Mr. Harf will not receive any compensation in any form from the Company for serving as Chairman of the Board or for serving as Chief Executive Officer of the Company.

Resignation of Chief Executive Officer

On February 27, 2020, Pierre Denis was appointed by the Board to become the Chief Executive Officer of the Company, effective on June 1, 2020. Mr. Denis has agreed, in connection with the Sale and the new management structure announced by the Company, that he will not become the Chief Executive Officer of the Company and instead will remain a senior advisor to the Company through June 30, 2021 (the “Termination Date”). In connection with his resignation and advisory services arrangement, Mr. Denis and the Company agreed to enter into an amendment and settlement agreement (the “Settlement Agreement”), a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended June 30, 2020. Under the terms of the Settlement Agreement, in exchange for his advisory services, Mr. Denis will continue to receive payment of his annual base salary at the rate of $1,200,000 and on June 5, 2020, he will receive a number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) $4,000,000 by (y) the 30-day trailing average of the Class A Common Stock for the thirty consecutive trading days that precede June 5, 2020. The shares of Class A Common Stock will be restricted from sale by Mr. Denis for a period of twelve (12) months from the date of grant (other than with respect to such number of shares with an aggregate value equal to any applicable tax withholding obligations due by Mr. Denis in connection with the grant). During the period in which he provides advisory services, Mr. Denis will not be entitled to participate in the Company’s annual bonus plan or receive any of the equity grants described in the Company’s Current Report on Form 8-K, dated February 27, 2020. The Settlement Agreement further provides that on the Termination Date, Mr. Denis shall receive, subject to his ongoing compliance with all of the obligations set forth in such agreement, a cash payment equal to $1,200,000.

Compensation of Chief Operating Officer

On May 31, 2020, the Board approved a grant of 692,952 shares of restricted Class A common stock to Pierre-André Terisse, the Company’s Chief Operating Officer and Chief Financial Officer. The restricted stock will be granted on June 5, 2020 and will vest in three equal annual installments subject to Mr. Terisse’s continued employment through each such vesting date and will be in lieu of his participation in the Company’s other incentive compensation programs. In addition, effective June 1, 2020, Mr. Terisse’s annual base salary will be $1,400,000.

Transaction Restricted Stock Unit Grant

Contingent upon the successful entry into the definitive agreement for the Transactions described in this Current Report on Form 8-K, the Board approved an additional grant to Mr. Terisse of restricted stock units settling in shares of Class A Common Stock in an amount equal to the quotient obtained by dividing (x) $5,000,000 by (y) the closing price of a share of Class A Common Stock on June 5, 2020. The restricted stock units will vest subject to Mr. Terisse’s continued employment with respect to 60% of the units on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date and 20% on the fifth anniversary of the grant date. If Mr. Terisse’s employment is terminated by the Company or an affiliate of the Company without cause, the restricted stock units will vest in full upon the date of such termination.

Changes to the Board of Directors

On May 31, 2020, the Board appointed Johannes Huth as (i) Vice Chairman of the Board and (ii) a member of the Remuneration and Nomination Committee (replacing Peter Harf, who was appointed Chief Executive Officer on the same date), each effective immediately. On that same day, the Board appointed Beatrice Ballini as the chairperson of the Remuneration and Nomination Committee, replacing Erhard Schoewel, effective immediately. Mr. Schoewel will remain a member of the Remuneration and Nomination Committee. As of the date of this Current Report on Form 8-K, the members of the Remuneration and Nomination Committee are Beatrice Ballini (Chair), Johannes Huth, Paul Michaels and Erhard Schoewel.

On May 31, 2020, the independent directors of the Board appointed Robert Singer as Lead Independent Director, effective immediately.

On May 31, 2020, Mr. Denis resigned from his position as a member of the Board, effective May 31, 2020. Mr. Denis’ resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 31, 2020, Pierre Laubies, the current Chief Executive Officer of the Company, also resigned from his position as a member of the Board, effective May 31, 2020, in connection with his stepping down from the position of Chief Executive Officer effective June 1, 2020 as previously disclosed. Mr. Laubies’ resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 8.01	Other Events.

On June 1, 2020, the Company issued a press release (the “Press Release”) announcing the execution of the Purchase Agreement and new management organization. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

2.1	Separation Agreement, dated June 1, 2020, by and among Coty Inc., Coty International Holding, B.V., Waves UK Divestco Limited and Rainbow UK Bidco Limited.

2.2	Sale and Purchase Agreement, dated June 1, 2020, by and among Coty Inc., Coty International Holding, B.V. and Rainbow UK Bidco Limited.

10.1	Amendment No. 1 to the Investment Agreement, dated June 1, 2020, by and among Coty Inc. and KKR Rainbow Aggregator L.P.

99.1	Press Release, dated June 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc. (Registrant)

Date: June 2, 2020	By:	/s/ Pierré-Andre Terisse
Pierré-Andre Terisse Chief Financial Officer and Chief Operating Officer